EXHIBIT 23.2

                         CONSENT OF WISS & COMPANY, LLP

         We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 6, 2003 relating to the consolidated financial statements and financial statement schedules of Xechem International, Inc. for the year ended December 31, 2002 in the Registration Statement on Form S-3 (File No. 333-71742) as filed with the Securities and Exchange Commission on October 17, 2001 and declared effective on March 28, 2001.

WISS & COMPANY, LLP

Chicago, Illinois
April 14, 2004

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